UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2019

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

900 Innovators Way
Simi Valley, California	93065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 520-8350

 Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVAV	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K of AeroVironment, Inc. (the "Company"), dated September 23, 2019 (the "Original Filing"), is being filed to disclose certain terms of Ms. Covington's consulting agreement with the Company in connection with her resignation, the terms of which were not yet finalized as of the Original Filing. This Amendment No. 1 effects no other changes in the Original Filing and is restated herein in its entirety.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 23, 2019, Teresa Covington submitted her resignation as Senior Vice President, Chief Financial Officer and Chief Accounting Officer AeroVironment, Inc. (the “Company”) effective October 18, 2019 to pursue a new opportunity. It is expected that the Company and Ms. Covington will enter into a consulting agreement pursuant to which Ms. Covington will provide consulting services to the Company for a period of time after the effectiveness of her resignation.

The Company also appointed Brian Shackley, 42, as its interim Chief Financial Officer and Chief Accounting Officer, upon the effectiveness of Ms. Covington’s resignation. Mr. Shackley joined the Company in January 2016 and has served as the Company’s Vice President and Corporate Controller since December 2017. He previously served as the Company’s Director of SEC Reporting from January 2016 to December 2017. Prior to joining the Company, from June 2014 to January 2016, Mr. Shackley served as an audit senior manager at PricewaterhouseCoopers, LLP in Los Angeles, California. He has a total of approximately 9 years of experience in public accounting with PricewaterhouseCoopers, LLP. Mr. Shackley is a Certified Public Accountant and received a B.S. in Business Administration with an emphasis in Corporate Finance from San Diego State University. Mr. Shackley is a participant in the Company’s Executive Severance Plan.

On October 16, 2019, in connection with Ms. Covington’s resignation, the Company entered into a consulting agreement with Ms. Covington (the “Consulting Agreement”), effective October 18, 2019. Pursuant to the Consulting Agreement, Ms. Covington will receive an hourly rate of $170.00 for consulting services rendered to the Company under the Consulting Agreement (with such fees not to exceed $20,000.00 for the term of the Consulting Agreement). As a result of her continued service to the Company under the Consulting Agreement, the vesting of all unvested restricted stock awards outstanding as of the last date of Ms. Covington’s employment with the Company will continue during the term of the Consulting Agreement. All performance restricted stock units held by Ms. Covington as of October 18, 2019 were cancelled effective as of such date.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 24, 2019, the Company issued a press release announcing Ms. Covington’s resignation from the Company and Mr. Shackley’s appointment as the interim Chief Financial Officer and Chief Accounting Officer.  A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit
Number	Description
10.1	Consulting Agreement by and between AeroVironment, Inc. and Teresa Covington, effective October 18, 2019
99.1	Press release issued by AeroVironment, Inc., dated September 25, 2019.*

* Previously filed with the Original Filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: October 22, 2019	By:	/s/ Wahid Nawabi
Wahid Nawabi
President and Chief Executive Officer

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